DEBENTURE

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

US $1,500,000                                                  November 30, 2004



                 4% CONVERTIBLE DEBENTURE DUE DECEMBER 31, 2006

         THIS DEBENTURE of Wellstone Filters, Inc., a Delaware corporation (the "Company") in the aggregate principal amount of One Million Five Hundred Thousand Dollars (US $1,500,000), is designated as its $1,500,000, 4% Debenture due December 31, 2006 (the "Debenture").

         FOR VALUE RECEIVED, the Company promises to pay to Carlson Group, Ltd., or its registered assigns (the "Holder"), the principal sum of One Million Five Hundred Thousand Dollars (US $1,500,000), on or prior to December 31, 2006 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of four percent (4%) per annum. Interest shall accrue daily commencing on the Original Issuance Date (as defined in Section 1 below) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the Original Issuance Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of applicable securities laws. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

                  This   Debenture  is  subject  to  the  following   additional
provisions:

         Section 1. Definitions. As used in this Debenture, the following terms shall have the following meanings:

         "Company" shall mean the Company.

         "Original Issuance Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

         Section 2. Denominations of Debentures; Interest on Debentures. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

         Section 3.        Events of Default and Remedies.

         I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

          (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within five
(5) Business Days of its receipt of notice of such failure or breach;

         (c) the occurrence of any event or breach or default by the Company hereunder and , if there is a cure period, such failure or breach shall not have been remedied within the cure period provided for therein;

         (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state in writing that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

         (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

         (f) the Company shall have its Common Stock deleted or delisted, as the case may be, from the American Stock Exchange, OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within ten (10) Trading Days of such deletion or delisting;

         (g) the Company issues or enters into an agreement to issue any convertible security, any equity line of credit, other than to the Holder or any of its affiliates or assigns, during the period commencing on the date hereof and ending on the five year anniversary of the Original Issuance Date.

         II. (a) If any Event of Default occurs, and continues beyond a cure period, if any, then the Holder may, by written notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts so due under this Debenture, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any additional grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

         (b) The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

(c)      Except as expressly  provided for herein,  the Company  specifically
 (i) waives all rights it may have (A) to
                  notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the
                  Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods, if any; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

         Section 5. Redemption of Debentures. (a) At any time after the Original Issuance Date, so long as no Event of Default has occurred and, if a cure period is provided, has not been cured, the Company shall have the option to redeem any unpaid amount of the Debentures, either in part or whole, upon no less than thirty (30) days written notice thereof given to the Holder (the "Redemption Notice"), at one hundred twenty five percent (125%) of the unpaid amount of the Debentures plus accrued interest thereon (the "Redemption Price"). Notwithstanding anything contained herein to the contrary, if the Company decides to redeem the outstanding principal amount of the Debenture under the second proviso in the first sentence of Section 4(c)(i) of this Debenture, the Company shall have three (3) Business Days from their decision to redeem the Debenture in order to effectuate the redemption of such principal amount of the outstanding Debenture.

         (b) Within three (3) Business Days prior to the date fixed for redemption in the Redemption Notice, the Company shall deposit the Redemption Price by wire transfer to the Company's transfer agent. Upon receipt of the Redemption Price, on such redemption date, the transfer agent shall release the Redemption Price to the Holder and return the remaining Debentures to the Company.

         (c) In the event that the Company fails to deposit the Redemption Price in the transfer agent's account within the time allocated in Section 5(b) hereof, then the redemption shall be declared null and void.

         Section 6. Absolute Payment Obligation; Limitation on Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

         Section 7. No Rights of Stockholders. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote on or consent to any action, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 8. Loss, Theft, Mutilation or Destruction. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

         Section 10. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address.

         Section 11. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed duly given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation receipt (promptly followed by a hard-copy delivered in accordance with this Section 12) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its principal address or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 11.

         Section 12. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture in any other occasion. Any waiver must be in writing.

         Section 13. Invalidity. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 14. Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

         Section 15. Transfer; Assignment. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

         Section 16. Future Financing. If, at any time this Debenture is outstanding, the Company, or its successors in interest due to mergers, consolidations and/or acquisitions (the "Successors-in-Interest"), is funded an amount equal to or exceeding Five Million United States dollars ($5,000,000), the Company or the Successors-in-Interest, as the case may be, agrees to pay the Purchaser an amount equal to One Hundred Fifty Percent (150%) of the then outstanding Debenture (the "Lump Sum Payment"). Upon the Purchaser's receipt of the Lump Sum Payment, any and all remaining obligations then outstanding between the Company or the Successors-in-Interest, as the case may be, and this Debenture shall be deem satisfied, and this Debenture shall be terminated.

         Section 17. Fees of Enforcement. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.







                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

                                                      WELLSTONE FILTERS, INC.


Attest: ______________________               By: /s/Learned J. Hand
                                              Name:        Learned J. Hand
                                         Title:       Chief Executive Officer